Exhibit 3.487

CERTIFICATE OF FORMATION

OF

TWC/CHARTER GREEN BAY CABLE ADVERTISING, LLC

The undersigned has executed and filed this Certificate of Formation as an authorized person in order to form TWC/Charter Green Bay Cable Advertising, LLC (the “Company”) as a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, and in connection therewith does hereby certify as follows:

1. Name: The name of the limited liability company (the “Company”) is TWC/Charter Green Bay Cable Advertising, LLC.

2. Registered Office; Registered Agent: The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the Company’s registered agent at such address is The Corporation Trust Company.

Date: November 30, 2005

/s/ Stacey M. Held
Printed Name: Stacey M. Held	Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 06:21 PM 11/30/2005 FILED 06:16 PM 11/30/2005 SRV 050973607 - 4068884 FILE